UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2003

          Canada Southern Petroleum Ltd.

(Exact name of registrant as specified in its charter)

Nova Scotia, Canada          001-03793                    98-0085412

(State or other jurisdiction   (Commission              (IRS Employer

    of incorporation)                  File Number)            Identification No.)

#250, 706 – 7th Avenue, S.W., Calgary, Alberta, Canada                  T2P0Z1

(Address of principal executive offices)

                                       (Zip Code)

Registrant's telephone number, including area code: (403) 269-7741

N/A

(Former name or former address, if changed since last report.)

This is page 1 of 7.

8-K Oct 7.doc

FORM 8-K

CANADA SOUTHERN PETROLEUM LTD.

Item 5.

Other Events

On October 7, 2003, Canada Southern Petroleum Ltd. (the “Company”) issued a press release announcing additional information with respect to the settlement of the Kotaneelee litigation and other matters.  A copy of the Company's press release dated October 7, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.

Financial Statements and Exhibits

(a)

Exhibits.

Exhibit No.

Exhibit

99.1

Company Press Release, dated October 7, 2003.

8-K Oct 7.doc

FORM 8-K

CANADA SOUTHERN PETROLEUM LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANADA SOUTHERN PETROLEUM LTD.

                                (Registrant)

By: /s/ Randy L. Denecky

Randy L. Denecky

Acting President and Chief Financial Officer

Date: October 8, 2003

8-K Oct 7.doc

Exhibit 99.1

CANADA SOUTHERN PETROLEUM LTD. ANNOUNCES

UPDATE ON SETTLEMENT AND OTHER MATTERS

Calgary, Alberta, October 7, 2003 -- Canada Southern Petroleum Ltd. [NASDAQ: CSPLF; Toronto/Boston/Pacific: CSW] provides the following update on a number of matters.

Litigation

As disclosed in the Company’s press release of September 9, 2003, Canada Southern has settled all outstanding matters that were being litigated with the working interest owners in the Kotaneelee field.  The Company is able to provide the following details:

The settlement closed on October 3, 2003 with all monies now received by the Company.

At the request of all of the litigants, including Canada Southern, the Court of Appeals of Alberta adjourned the appeal hearing scheduled for September 29, 2003.  A complete abandonment of the litigation and the related appeals is an integral part of the settlement arrangements with the defendants.  The Company expects the Court formalities of the abandonment, and the Court’s recording thereof, to be concluded in the near future.

Canada Southern realized a net amount of approximately CDN$25.5 in the settlement.  This amount represents a total and complete settlement of the litigation, including a recovery of the wrongfully withheld gas processing fees and related interest.  These proceeds constitute taxable income for Canadian income tax purposes upon receipt by Canada Southern.

In connection with the settlement, Canada Southern has entered into agreements with Perkins Holdings that will result in acquisition of its 0.67% carried interest formerly held by Levcor International Inc., including the associated interest in the litigation.

Also in connection with the settlement, the Company has agreed to be responsible for its share of abandonment and reclamation liabilities at the Kotaneelee field when they occur.  It is estimated that the Company’s 30.67% share of the abandonment liabilities will amount to approximately CDN$2.4 million.

The settlement agreement does not include any understandings with or commitments by the working interest owners to further develop the Kotaneelee field.  With the settlement of the litigation, however, there is a greater likelihood that further development could occur.  To that end, the Company is considering converting its carried interest to a working interest.  That would allow the Company to commence discussions with the operator and the other working interest owners on further exploration and development opportunities on the Kotaneelee lease. (see below).

Litigation Contingency Holders

As also reported in the September 9th press release, the Company has received demands for payment from some holders of contingent interests in certain net recoveries from the litigation.  An independent committee of the Board of Directors, comprised of Messrs. Kanik, McGinity and Stewart, was formed and retained outside legal counsel to assess these demands and provide an opinion to the Company as to its obligations under such contingent interests.  The committee has received and accepted outside counsel’s opinion that the holders of such contingent interests have no entitlement arising under such interests.  The individual holders of the contingent interests have been so advised in writing.

Kotaneelee Field

Gross production from the I-48 and B-38 wells at the Kotaneelee field averaged a total of 25.2 mmcf per day and 1,549 barrels per day of water during August 2003.  Natural gas production continues to decline as the reservoir pressure declines.  Water production continues to increase and will at some point become a constraining factor on gas production.  The Company is not able to predict with certainty the remaining life of the existing developed reserves and the associated production profile.

The Company has retained the firm of Gilbert Laustsen Jung Associates Ltd. (GLJ) to evaluate the existing developed reserves at Kotaneelee and to provide a preliminary assessment of further development opportunities on the lease.  GLJ is a highly respected, Calgary-based reservoir engineering firm that specializes in reserves evaluations.  GLJ has had prior experience in evaluating the Kotaneelee field for one of the working interest owners.

Canada Southern has become aware that the operator of the Kotaneelee field has and will be conducting geophysical surveys over the Kotaneelee property during the second half of 2003.  The Company has approached the operator as to its participation in this survey on a working interest basis.  In any event, the Company understands that the seismic surveys will be charged to the carried interest account and will be made available to the Company under the terms of the joint venture agreement.

The Company is currently assessing the merits and mechanics of converting its interest from a carried to a working interest in the Kotaneelee field.  Management believes that conversion to a working interest will continue the Company’s transition from being a holder of passive oil and gas investments to being a full cycle oil and gas company.

Other Oil and Gas Related Activities

The Company is in process of licensing, and expects to commence drilling shortly, three shallow gas wells on the Company’s recently acquired 100% interest lands at Forty Mile Coulee in southern Alberta.  The Company is also considering drilling opportunities on Company held lands at Siphon and Mike/Hazel in northeast British Columbia, and other opportunities.  In connection with these opportunities, the Company will be considering increases to its approximate $3 million capital budget for exploration, development and production projects in 2003.

Other Activities

For well over a year, the Company was involved in settlement discussions with the defendants on the Kotaneelee litigation.  During this period of time, all directors and officers of the Company were restricted from trading in the Company’s shares.  The Board of Directors has set up a committee to establish mandatory share ownership guidelines for the officers and directors of the Company for implementation once the trading blackout is lifted.

Going Forward

Having settled the Kotaneelee litigation, Canada Southern’s management is now able to focus its attention on the business of oil and gas exploration, development, and production, thereby continuing to build value for its shareholders.

Any statements in this release that are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.  Among these uncertainties are pricing and production levels from the properties in which the Company has interests, and the extent of the recoverable reserves at those properties.  The Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:  Randy Denecky, at (403) 269-7741

Company website:  www.cansopet.com